                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Tandy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            [TANDY RADIOSHACK LOGO]

                         [TANDY RADIOSHACK LETTERHEAD]

                                 APRIL 6, 1999

              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 20, 1999
                                    10:00 AM
                               WORTHINGTON HOTEL
                              200 WEST SECOND ST.
                            FORT WORTH, TEXAS 76102

              ---------------------------------------------------

                                     AGENDA

(1)      To elect directors to serve for the ensuing year;

(2)      To approve the Compensation Plan for Executive Officers; and

(3) To transact any other business properly brought before the meeting or any adjournment of the meeting.

Stockholders of record at close of business on March 23, 1999, will be entitled to notice of the meeting and the right to vote at the meeting.

                                       By Order of the Board of Directors



                                       Mark C. Hill
                                       Senior Vice President, Corporate
                                       Secretary and General Counsel

Regardless of whether you plan to attend the annual meeting, please COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. In the event you decide to attend the meeting, you may, if desired, revoke the proxy and vote your shares in person.

                               TABLE OF CONTENTS


PROXY STATEMENT                                                                                           PAGE

o    ITEM 1      Election of Directors                                                                       2

     Security Ownership of Certain Beneficial Owners of Company Voting Securities                            5
     Section 16(A) Beneficial Ownership Reporting Compliance                                                 7
     Director Attendance                                                                                     7
     Director Compensation                                                                                   7
     Board Committees                                                                                        9
     Statement on Corporate Governance                                                                      11
     Organization and Compensation Committee Report on Compensation of
          Executive Officers                                                                                13
     Executive Compensation                                                                                 16
     Option Grants in the Last Year                                                                         18
     Option Exercises in the Last Year and Year-End Option Values                                           19
     Retirement and Deferred Compensation                                                                   19
     Deferred Compensation Plans and Other Agreements                                                       21
     Change in Control Protections                                                                          23
     Compensation Committee Interlocks and Insider Participation                                            25
     Performance Graph                                                                                      25
     Certain Transactions with Management and Others                                                        27

o    ITEM 2      Approval of Compensation Plan for Executive Officers                                       27

     Independent Accountants                                                                                29
     Voting Rights and Proxy Information                                                                    30
     No Appraisal Rights                                                                                    31
     Stockholder Proposals and Nominations for Directors for the 2000 Annual Meeting                        32
     Annual Report                                                                                          32
     Other Matters                                                                                          32

     ---------------------------------------------------------------------------

o    Denotes items to be voted on at the meeting.

                                PROXY STATEMENT

                               TANDY CORPORATION
                      100 Throckmorton Street, Suite 1800
                            Fort Worth, Texas 76102

              ANNUAL MEETING OF STOCKHOLDERS OF TANDY CORPORATION
                      TO BE HELD ON THURSDAY, MAY 20, 1999

This Proxy Statement is being furnished to stockholders of Tandy Corporation, a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company from holders of record of the Company's voting securities as of the close of business on March 23, 1999, for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 20, 1999, at 10:00 a.m. (Central Daylight Savings Time) at the Worthington Hotel, 200 West Second Street, Fort Worth, Texas 76102, and at any resumption of the meeting after adjournment or postponement thereof. This Proxy Statement is first being mailed to the holders of the Company's voting securities on or about April 6, 1999.

                         PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting holders of shares of Company securities entitled to vote at the Annual Meeting will be asked to consider and to vote upon the following matters:

     I. the election of 12 directors of the Company to serve until the next annual meeting of stockholders or until their successors are elected;

     II.  the approval of the Compensation Plan for Executive Officers; and

     III. such other business as may properly come before the meeting.

The Board unanimously recommends a vote FOR the following:

     o the election of 12 directors of the Company to serve until the next annual meeting of stockholders or until their successors are elected; and

     o    the approval of the Compensation Plan for Executive Officers.

As of the date of this Proxy Statement the Board knows of no other business that will come before the Annual Meeting.

                                     ITEM 1

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

The Board of Directors, under the By-Laws of the Company, has determined that the number of Directors shall not be more than 14. Currently there are 12 Directors. It is the intention of the persons named in the accompanying form of proxy card to vote for the nominees listed below for election as directors of the Company unless authority to so vote is withheld. All nominees have indicated their willingness to serve for the ensuing term. If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, it is the intention of the persons named in the proxy card to vote for such other person or persons as they in their discretion shall determine.

   The nominees for directors of the Company are listed below:


------------------------------- --------------------------------------------------------------- -------- ---------------
             NAME               (1)      PRINCIPAL OCCUPATION                                     AGE          A
                                                                                                            DIRECTOR
                                (2)      PUBLICLY HELD COMPANY                                               SINCE
                                         BOARD MEMBERSHIPS
------------------------------- --------------------------------------------------------------- -------- ---------------
Frank J. Belatti                (1)   Chairman and Chief Executive Officer of AFC                  51          1998
                                      Enterprises, Inc. (parent company of Popeye's
                                      Chicken & Biscuits, Church's Chicken, Chesapeake
                                      Bagel Bakery, Seattle Coffee Company and
                                      Cinnabon International)
------------------------------- --------------------------------------------------------------- -------- ---------------
James I. Cash, Jr.              (1)   Professor, Harvard University Graduate School of             51          1989
                                      Business Administration

                                (2)   Cambridge Technology Partners, Inc.;
                                      General Electric Company; Knight Ridder,
                                      Inc.; State Street Boston Corporation;
                                      Chubb Corporation and Winstar
                                      Communications, Inc.
------------------------------- --------------------------------------------------------------- -------- ---------------

---------------------------------- -------------------------------------------------------------- -------- ---------------
              NAME                 (1)  PRINCIPAL OCCUPATION                                        AGE      A DIRECTOR
                                                                                                               SINCE
                                   (2)  PUBLICLY HELD COMPANY
                                         BOARD MEMBERSHIPS
---------------------------------- -------------------------------------------------------------- -------- ---------------
Ronald E. Elmquist                 (1)   Chairman, Chief Executive Officer and President of          52          1997
                                         Keystone Automotive Inc. since June 1998.
                                         Previously President, Global Food Service-
                                         Campbell Soup Company and Corporate Vice
                                         President, Campbell Soup Company from January
                                         1994, to April 1998, and Chairman and Chief
                                         Executive Officer, White Swan, Inc. from 1989, to
                                         January 1994.
---------------------------------- -------------------------------------------------------------- -------- ---------------
Lewis F. Kornfeld, Jr.             (1)   Retired Vice Chairman, Tandy Corporation and                82          1975
                                         Retired President, RadioShack Division.
---------------------------------- -------------------------------------------------------------- -------- ---------------
Jack L. Messman                    (1)   Chairman and Chief Executive Officer, Union                 59          1993
                                         Pacific Resources Group Inc. since October 1996.
                                         Previously President and Chief Executive Officer of
                                         Union Pacific Resources Group Inc. from May
                                         1995, to October 1996; and President and Chief
                                         Executive Officer, Union Pacific Resources
                                         Company from 1991, through May 1995.

                                   (2)   Novell, Inc.; Safeguard Scientifics, Inc.; Union
                                         Pacific Resources Group Inc.; US Data Corporation; and
                                         Cambridge Technology Partners, Inc.
---------------------------------- -------------------------------------------------------------- -------- ---------------
William G. Morton, Jr.             (1)   Chairman and Chief Executive Officer, Boston                62          1987
                                         Stock Exchange, Inc.

                                   (2)   12 funds managed by Morgan Stanley Dean Witter
                                         Investment Management, Inc.
---------------------------------- -------------------------------------------------------------- -------- ---------------

-------------------------------- -------------------------------------------------------------- -------- ---------------
             NAME                (1)  PRINCIPAL OCCUPATION                                        AGE      A DIRECTOR
                                                                                                             SINCE
                                 (2)  PUBLICLY HELD COMPANY
                                      BOARD MEMBERSHIPS
-------------------------------- -------------------------------------------------------------- -------- ---------------
Thomas G. Plaskett               (1)  Chairman, Greyhound Lines, Inc. since March                  55          1986
                                      1995; Managing Director, Fox Run Capital Associates and
                                      Business Consultant since November 1991. Previously
                                      Interim President and Chief Executive Officer, Greyhound
                                      Lines, Inc., August 1994, to November 1994.

                                 (2)  Greyhound Lines, Inc. and Smart & Final Inc.
-------------------------------- -------------------------------------------------------------- -------- ---------------
John V. Roach                    (1)  Chairman of the Board of Directors, Tandy                    60          1980
                                      Corporation; Previously Chief Executive Officer, Tandy
                                      Corporation, 1981, to December 1998; President, Tandy
                                      Corporation, 1980, to December 1995.
                                 (2)  Justin Industries, Inc. and Emultek Ltd.
-------------------------------- -------------------------------------------------------------- -------- ---------------
Leonard H. Roberts               (1)  Chief Executive Officer of Tandy Corporation since          50          1997
                                      January 1999; President, Tandy Corporation since
                                      December 1995; President, RadioShack since July 1993.
-------------------------------- -------------------------------------------------------------- -------- ---------------
Alfred J. Stein                  (1)  Chairman and Chief Executive Officer, VLSI                  66          1981
                                      Technology, Inc.

                                 (2)  VLSI Technology, Inc. and Applied Materials, Inc.
-------------------------------- -------------------------------------------------------------- -------- ---------------
William E. Tucker                (1)  Chancellor Emeritus, Texas Christian University             66          1985
                                      since July 1998. Previously Chancellor, Texas
                                      Christian University until June 1998.

                                 (2)  Justin Industries, Inc.
-------------------------------- -------------------------------------------------------------- -------- ---------------

-------------------------------- -------------------------------------------------------------- -------- ---------------------
             NAME                (1)   PRINCIPAL OCCUPATION                                       AGE          A DIRECTOR
                                                                                                                  SINCE
                                 (2)   PUBLICLY HELD COMPANY
                                       BOARD MEMBERSHIPS

-------------------------------- -------------------------------------------------------------- -------- ---------------------
Edwina D. Woodbury               (1) Consultant; Previously Executive Vice President-Business     47             1998
                                      Process Redesign, Avon Products, Inc. from February
                                      1998, through December 1998.  Senior Vice President,
                                      Chief Financial and Administrative Officer, Avon
                                      Products, Inc. from November 1993, to February 1998.
-------------------------------- -------------------------------------------------------------- -------- ---------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          OF COMPANY VOTING SECURITIES

The following table sets forth, as of February 28, 1999, certain information with respect to the beneficial ownership of the Company's voting securities by
(i) each current director of the Company, (ii) the Chief Executive Officer and President and the four most highly compensated current Executive Officers of the Company for the year ended December 31, 1998, (iii) the former Chief Executive Officer of the Company (currently a director) who was classified as a highly compensated Executive Officer at the time of his retirement as Chief Executive Officer, (iv) the Company's current directors and Executive Officers as a group, and (v) persons known to the Company to own beneficially more than 5% of any class of the Company's voting securities, except for the Tandy Fund Trustee, which holds 100% of the Company's outstanding Series B TESOP Convertible Preferred Stock (the "TESOP") for the benefit of Tandy Fund participants.

                                                                            Amount and Nature of
                                                                      Common Stock Beneficially Owned
                                                           -------------------------------------------------------
                                                            Numbers of     Right to     Percent of      Common
                                                              Shares     Acquire (1)      Class      Stock Units
                                                           Beneficially                                  (2)
                                                              Owned
---------------------------------------------------------- ------------- ------------- ------------- -------------
DIRECTORS AND OTHER NAMED EXECUTIVE OFFICERS
Frank J. Belatti, Director                                       -0-           -0-           *              -0-
James I. Cash, Jr., Director                                  12,435        26,001           *              681
Ronald E. Elmquist, Director                                     -0-         6,000           *              681
Lewis F. Kornfeld, Jr., Director (3)                          22,000        16,001           *              -0-
Jack L. Messman, Director                                        524        38,001           *            2,459

                                                                            Amount and Nature of
                                                                      Common Stock Beneficially Owned
                                                           -------------------------------------------------------
                                                            Numbers of
                                                              Shares                                    Common
                                                           Beneficially    Right to     Percent of    Stock Units
                                                              Owned       Acquire (1)      Class          (2)
---------------------------------------------------------- ------------- ------------- ------------- -------------
William G. Morton                                              6,000        36,001            *             -0-
Thomas G. Plaskett, Director                                   7,702        11,335            *             -0-
John V. Roach, Chairman and former Chief Executive           338,728       317,407            *          22,409
     Officer
Leonard H. Roberts, President and Chief Executive            113,993       295,753            *          27,550
     Officer; President RadioShack
Alfred J. Stein, Director                                      8,124        38,001            *             681
William E. Tucker, Director                                   20,274        38,001            *             -0-
Edwina D. Woodbury, Director                                     -0-           -0-            *             758
David Christopher, Executive Vice President (4)              158,205       172,113            *          16,844
Dwain H. Hughes, Senior Vice President and                    57,193        93,299            *          11,129
    Chief Financial Officer (5)
Robert M. McClure, Senior Vice President-Tandy                41,144        72,273            *           5,945
     Retail Services
Mark C. Hill, Senior Vice President, Corporate Secretary      14,415         7,074            *           5,523
     and General Counsel
Directors and Executive Officers as a Group (27 people)      909,685     1,428,221          2.4%        123,893

STOCKHOLDERS
Mellon Bank Corporation (6)                                5,638,000                        5.8%
The Prudential Insurance Company of America (7)            6,166,985                        6.4%
The Equitable Companies Incorporated (8)                   6,121,745                        6.3%



---------------------------------
*  Less than 1%

(1) Shares Executive Officers and directors could acquire by exercising stock options within 60 days of February 28, 1999.

(2) Common stock units are not actual shares of common stock and have no voting power. The units for directors represent director fee deferrals and Company matches under the Directors' Unfunded Deferred Compensation Plan and the units for Executive Officers represent salary and bonus deferrals and Company matches under either or both the Tandy Corporation Executive Deferred Compensation Plan and the Tandy Corporation Executive Deferred Stock Plan.

(3) 11,800 shares of Company Common Stock are owned by a trust of which Mr. Kornfeld is the sole beneficiary.

(4) Includes 6,000 shares held by Mr. Christopher's spouse.

(5) Includes 19,972 shares held by Mr. Hughes' spouse.

(6) According to Amendment No. 2 to Form 13G dated January 18, 1996, Mellon Bank Corporation, a holding corporation organized under the laws of the United States, located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, holds 5,638,000 shares of Company Common Stock.

(7) According to Amendment No. 1 to Form 13G dated January 29, 1999, The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the state of New Jersey, located at Prudential Plaza, 751 Broad Street, Newark, New Jersey 07102-3777, holds 6,166,985 shares of Company Common Stock.

(8) According to Form 13G dated February 10, 1999, the Equitable Companies Incorporated, a holding company, organized under the laws of the state of Delaware, located at 1290 Avenue of the Americas, New York, New York 10104, and its affiliates hold 6,121,745 shares of Company Common Stock

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States the Company's directors, Executive Officers and all persons holding 10% or more of Company Common Stock are required to report their ownership of the Company's securities and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the year ended December 31, 1998. All of these filing requirements were satisfied by the Company's present directors and Executive Officers.

                               DIRECTOR ATTENDANCE

The Board held seven meetings during 1998. All nominees for director, after being elected to office in 1998, attended 100% of the meetings of the Board. Additionally, all nominees attended all committee meetings of which they were a member with the exception of one director who was unable to attend one specially called committee meeting. Mr. John A. Wilson served on the Audit and Compliance Committee and the Executive Committee until his retirement on October 23, 1998.

                              DIRECTOR COMPENSATION

The following table represents components of non-employee director compensation:

COMPONENTS                                                         NOTE      COMPENSATION
                                                                  -------    -----------------------------------
Annual Board Retainer                                                1       $24,000
                                                                  -------    -----------------------------------
Annual Option Grant                                                  2       One option to purchase 8,000 shares
                                                                  -------    -----------------------------------
Annual Retainer for Committee Chair                                          $2,500
                                                                  -------    -----------------------------------
Board Attendance Fee (per in person meeting)                                 $1,000
                                                                  -------    -----------------------------------
Board Attendance Fee (per conference call meeting)                           $250
                                                                  -------    -----------------------------------

COMPONENTS                                                         NOTE      COMPENSATION
                                                                  -------    -----------------------------------
Committee Attendance Fee (per in person meeting)                     3       $500
                                                                  -------    -----------------------------------
Committee Attendance Fee (per conference call meeting)               3       $250
                                                                  -------    -----------------------------------
Expenses of Attendance                                                       Reimbursement of expenses incurred
                                                                  -------    -----------------------------------

1. Each non-employee director also has the right to file prior to May 1 of any year an election to have 50% or 100% of this annual retainer fee paid in shares of Company Common Stock.

2. Each non-employee director automatically is granted a non-qualified stock option to purchase 8,000 shares of Company Common Stock on the first business day in September of each year that he or she serves as a director. The option exercise price of all options granted non-employee directors is set at the fair market value (as defined in the 1997 Tandy Corporation 1997 Incentive Stock Plan (the "1997 ISP")) of a share of Company Common Stock on the first trading day immediately preceding the date of grant. The options vest in three equal increments on the first, second and third annual anniversaries of the date of grant. Grants and awards will be made to non-employee directors only under one Incentive Stock Plan of the Company at a time.

3. These fees apply if the committee meeting is held more than 24 hours before or after a board meeting.

NEW DIRECTORS

Each new non-employee director also receives a one time grant of an option to purchase 10,000 shares of Company Common Stock on the date he or she attends his or her first Board meeting.

UNFUNDED DEFERRED COMPENSATION PLAN FOR DIRECTORS

The Company has established the Tandy Corporation Unfunded Deferred
Compensation Plan for Directors (the "Deferred Compensation Plan") for non-employee directors whereby such directors may elect to defer payment of all or a specified part of the fees payable for services rendered to or on behalf of the Company. Annual retainer fees paid in cash or Company Common Stock and meeting fees may be deferred. In addition, there is a memorandum pension plan stock account that was established upon the December 31, 1997 termination of an earlier plan for directors which constitutes a separate account under the Deferred Compensation Plan. Under the Deferred Compensation Plan, all deferred fees in cash and interest thereon are held in the general funds of the Company and are credited to such director's account. Interest is credited at the end of each quarter based on the balance in the cash account at the end of the quarter at the rate of 1% below the prime rate as published by The Chase Manhattan Bank in effect from time to time during the quarter. If a director elects to defer payment of retainer fees payable in Company Common Stock in excess of three years, the Company will make an additional contribution of 25% of the amount deferred in Company Common Stock. With respect to deferrals and the 25% additional Company contribution, the director may elect to receive deferred fees either in a lump sum on a date specified by him or her in substantially equal annual installments not exceeding ten payments, or if no election is made by the director, then in a lump sum payment 60 days after he or she ceases to be a director. Upon a change in control of the Company a director will receive any deferred fees and the additional Company contribution in a lump sum.

                                BOARD COMMITTEES

Under the By-Laws the Board has established four standing committees as of the record date. The Company has the Audit and Compliance, Corporate Governance, Executive and the Organization and Compensation Committees of the Board of Directors. Actions taken by any of these Committees are reported to the Board and the Board receives a copy of the minutes of all Committee meetings. Membership in each of the committees as of the record date is as follows:

AUDIT AND COMPLIANCE COMMITTEE      EXECUTIVE COMMITTEE

Mr. Elmquist (Chair)                Mr. Roberts (Chair)
Mr. Cash                            Mr. Kornfeld
Mr. Messman                         Mr. Morton
Mr. Plaskett                        Mr. Roach
Ms. Woodbury

CORPORATE GOVERNANCE COMMITTEE      ORGANIZATION AND COMPENSATION COMMITTEE

Mr. Tucker (Chair)                  Mr. Cash (Chair)
Mr. Belatti                         Mr. Messman
Mr. Elmquist                        Mr. Morton
Mr. Kornfeld                        Mr. Stein
Mr. Plaskett                        Ms. Woodbury
Mr. Stein

AUDIT AND COMPLIANCE COMMITTEE                 4 meetings in calendar year 1998

1.       Reviews the engagement of the independent accountants;

2. Reviews the scope and timing of the audit of the independent accountants;

3. Reviews the non-audit related services provided by the independent accountants;

4. Reviews the report of the independent accountants upon completion of its audit;

5. Reviews the Company's policies and procedures with respect to internal auditing, accounting and financial controls, and compliance with applicable laws and ethical business practices;

6. Reviews major litigation and risk management policies and procedures, including insurance coverages; and

7. Reviews with the independent accountants and management the Company's policies and procedures with respect to laws and ethical business practices.

EXECUTIVE COMMITTEE                              1 meeting in calendar year 1998

Exercises all powers of the Board when it is impractical to assemble the full Board unless otherwise prohibited by law or involves amending the charter of any Board Committee.

ORGANIZATION AND COMPENSATION COMMITTEE         7 meetings in calendar year 1998

1. Reviews and makes recommendations to the Board concerning compensation plans for executive management;

2.       Reviews management's appointments and promotions to official positions;
         and

3. Approves annual salary increases, bonuses, stock option and restricted stock awards in accordance with existing applicable plans.

CORPORATE GOVERNANCE                            4 meetings in calendar year 1998

1. Reviews and recommends to the Board candidates to be directors of the Company and compensation of Board members.

2. Approves or denies requests by Company officers to serve on the boards of outside companies;

3. Recommends to the Board the members and chair of all standing committees.

4. Recommends the duties to be included in the charter of new standing committees;

5. Assists the independent directors in conducting a self-evaluation of the effectiveness of the Board and each of its members; and

6. Reviews with management, the overall effectiveness of the organization of the Board and the conduct of the Board's business and makes recommendations to the Board based on its evaluation.

                        STATEMENT ON CORPORATE GOVERNANCE

The Board of Directors has for many years followed specific policies regarding corporate governance. The Board of Directors has incorporated these policies and procedures into its Statement on Corporate Governance. To obtain a complete Statement on Corporate Governance, please contact Ms. Carolyn Hoopes, Assistant Corporate Secretary, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102-2816, Telephone (817)415-2758. The following is a summary of the material items of this Statement.

BOARD RESPONSIBILITIES

The principal responsibility of the Board of Directors is as follows:

Promote and act in the best interests of all stockholders of the Company through careful selection and oversight of executive management including the further development of compensation plans based on performance. To consider and monitor the potential impact of Board and executive management decisions on the Company's stockholders, employees, customers, suppliers, lenders and the communities in which it operates.

BOARD OVERSIGHT OF MANAGEMENT

1. Evaluate the Chief Executive Officer and other corporate officers annually.

2. Review and approve the broad strategic and financial objectives of the Company through a collaborative process with executive management.

3. Review and approve compensation plans of any officer of the Company who is paid $100,000 or more per year. The Board believes that compensation plans should be tied directly to the Company's performance.

4. Review the succession plans for executive management so that continuity in the operation of the Company can be maintained in the event of untimely displacement of key management members.

BOARD COMPOSITION

1. Pursuant to the Company's By-Laws the Board of Directors must have at least three and not more than 14 members.

2. Four standing committees have been established by the Board: Audit and Compliance Committee, Organization and Compensation Committee, Corporate Governance Committee and the Executive Committee.

3.       New committees may be established by the Board at any time.

BOARD INDEPENDENCE

1. It is the Board's goal that at least 75% of the members of the Board be independent.

2. Each of the independent directors, in the opinion of the Board, is independent of management and free from any relationship that would interfere with the exercise of independent judgment.

3. Only independent directors are eligible to serve as members of the Audit and Compliance Committee, the Organization and Compensation Committee, and the Corporate Governance Committee under the applicable rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service. Each independent director is eligible to serve on each of these Committees.

DIRECTORS

1. Under the Company's By-Laws, all directors stand for re-election every year.

2. The Board of Directors has exclusive responsibility for selecting its own members.

3. Within three years of their election to the Board, directors are required to own shares of Company Common Stock that are at least equal in value to 200% of the Board of Director's annual retainer fee then in effect.

4. Directors should not stand for re-election after age 70. (This policy does not apply to directors who were over the age of 70 as of January 1, 1998)

                ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON
                       COMPENSATION OF EXECUTIVE OFFICERS

The Organization and Compensation Committee (the "Committee") is appointed by the Board of Directors and is composed entirely of independent directors.

COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES

The Committee believes that the Company's executive compensation program is a plan designed to encourage and reward enhancement of stockholder value. The program focuses on four key objectives:

o Motivate executives toward effective long-term management of the Company;

o        Align the interests of management and key employees with stockholders;

o        Reward effective ongoing management of the Company; and

o Attract and retain key executives through competitive salary and incentive plans.

ANNUAL INCENTIVE BONUS

Four performance measures are used to determine the incentive bonuses for the named Executive Officers and the Chief Executive Officer;

o Increase in operating income (before income taxes) over the previous year;

o        Increase in earnings per share over the previous year;

o        Increase in share price over the previous year; and

o Stock price performance in relation to a similar group of other companies.

BASE SALARY

The Company's executive compensation program is designed to include a competitive base salary based on a review of pay practices of similar companies as well as the Executive Officer's past performance and an assessment of his or her ability to contribute to the Company's progress.

LONG TERM INCENTIVES

In 1998, the Committee granted an aggregate of 1,941,050 stock options to 630 employees under the Tandy Corporation 1993 Incentive Stock Plan ("1993 ISP") and 1997 ISP, including all of the currently serving named Executive Officers. The amount of options granted to particular officers was determined by the Committee based on its evaluation of the individual's performance following consultation with the Chief Executive Officer.

Under the 1993 ISP and 1997 ISP the Company may also grant various types of other stock-based awards, including performance shares, stock appreciation rights, restricted stock and performance units, to eligible participants in amounts to be determined by the Committee, subject to the restrictions set forth in the plans. Under the present and any contemplated incentive stock plans of the Company, all options and awards will be awarded at their fair market value on, or the day before, the date of grant and will not be repriced.

The Committee believes that stock options are very important in motivating and rewarding creation of long-term stockholder value. The Committee periodically has awarded in the past, and plans to award now and in the future, stock options to a broad spectrum of employees based on continuing progress of the Company and improvements in individual performance.

As part of this process on February 24, 1999, the Board approved adoption of the Tandy Corporation 1999 Incentive Stock Plan ("1999 ISP") which provides only for non-qualified stock options and stock appreciation rights. The 1999 ISP is similar to the 1993 ISP and 1997 ISP; however, the 1999 ISP does not provide for the award of incentive stock options, restricted stock or performance awards. The 1999 ISP will be administered as a broad based plan that will provide incentives for over 75% of the full time exempt employees of the Company.

The Company believes it is in its best interest to retain well trained and motivated store management as well as a broad base of other competent and experienced employees at all levels of the Company and to align their interests with those of the Company's stockholders. In order to accomplish these goals, the Company in the past has made awards to these employees under the 1993 ISP and 1997 ISP which has left the Company with an insufficient number of shares under these plans to provide a continuing incentive for RadioShack store managers and the other broad based employee groups. In order to continue the pursuit of these goals, the Company adopted the 1999 ISP and granted non-qualified stock options under the 1999 ISP to slightly more than 5,000 RadioShack store managers.

COMPENSATION OF THE EXECUTIVE OFFICERS

The Committee has developed and approved a Compensation Plan for Executive Officers of the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the deductibility of pay in excess of $1 million unless the Compensation Plan for Executive Officers is approved by the stockholders. The Company is seeking approval of the Compensation Plan for Executive Officers. See "Approval of Compensation Plan for Executive Officers."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

For the year ending December 31, 1998, the compensation of the Chief Executive Officer was determined under the compensation plan approved by the Board of Directors in December, 1997, and by the stockholders on May 18, 1995. The bonus factors utilized were increases in the Company's operating income (before income taxes) over the previous year, increases in the Company's earnings per share over the previous year, increases in the Company's share price during 1998 over 1997's share price and the Company's stock price performance in relation to a similar group of other companies. Mr. Roach was paid a bonus attributable to 1998 based on these factors; however, he was not awarded any additional stock options or restricted stock in 1998. Mr. Roach was paid a base salary of $770,000 for the year 1997 and a base salary of $810,000 in 1998. Mr. Roach was paid a bonus of $810,000 in 1998, based on the objective measures in his formula bonus program for 1998.

The Committee has developed and approved a 1999 Compensation Plan for Mr. Roberts that utilizes the same bonus factors employed for Mr. Roach in 1998 and in the Compensation Plan for Executive Officers.

POLICY REGARDING INTERNAL REVENUE CODE SECTION 162(m)

As mentioned above, section 162(m) of the Code generally limits corporate deductions to $1 million dollars for compensation, except for qualified performance-based compensation, for compensation paid to a person who on the last day of fiscal years beginning on or after January 1, 1994, is either the Chief Executive Officer or among the four most highly compensated officers other than the Chief Executive Officer.

The Committee does not believe that compensation decisions should be constrained necessarily by how much compensation is deductible for federal income tax purposes and as such has not and will not make compensation decisions based solely on the deductibility of compensation.

                     ORGANIZATION AND COMPENSATION COMMITTEE

       James I. Cash, Jr., Chairman             William G. Morton
       Jack L. Messman                          Alfred J. Stein
                               Edwina D. Woodbury

                             EXECUTIVE COMPENSATION

The following table reflects the cash and non-cash compensation attributable to the Chief Executive Officer of the Company, the four other most highly compensated Executive Officers of the Company for the year ending December 31, 1998, and the former Chief Executive Officer of the Company.

                                      Annual Compensation (1)              Long-Term Compensation
                                   ------------------------------   -------------------------------------
                  (a)               (b)        (c)        (d)           (f)         (g)          (i)
                Name and                                            Restricted     Stock      All Other
               Principal           Fiscal    Salary      Bonus      Stock Award   Options    Compensation
                Position            Year       ($)        ($)        ($)(2)(3)     (#)(4)       ($)(5)
        -------------------------  ------    --------    --------   -----------   -------    ------------

        Leonard H. Roberts          1998      610,000     610,000      2,718,375   300,000     84,088
        President and Chief         1997      577,500     306,520        771,250    90,000     57,606
        Executive Officer;          1996      550,000           0              0   120,000     69,135
        President, RadioShack

        David Christopher           1998      308,000     247,953              0    50,000     94,474
        Executive Vice
        President (6)

        Dwain H. Hughes             1998      320,000     320,000        411,875    50,000     79,090
        Senior Vice President       1997      280,000     222,252        231,375    33,000     30,462
        and Chief Financial Officer 1996      240,000           0              0    31,900     33,616

        Robert M. McClure           1998      334,000     226,425              0    40,000     62,488
        Senior Vice President       1997      318,300     188,758              0    30,000     35,311
                                    1996      309,000           0              0    26,400     31,141

        Mark C. Hill                1998      257,292     250,000        411,875    40,000     18,116
        Senior Vice President,      1997       94,492      76,935         77,125    25,000          0
        Corporate Secretary
        and General Counsel  (7)

        John V. Roach               1998      810,000     810,000              0         0    198,582
        Chairman and Former         1997      770,000     770,000              0   135,000     64,381
        Chief Executive Officer (8) 1996      770,000           0              0   150,000    115,919



-----------------

(1) Other than restricted stock awards (see #2 and #3 below) for the years shown, the named Executive Officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits. The amounts for perquisites and other personal benefits for the named Executive Officers are not shown because the aggregate amount of such compensation, if any, for each of the named Executive Officers during the fiscal year shown does not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such officer.

(2) Messrs. Roberts and Hughes were granted awards of restricted stock on May 15, 1997. The awards were 20,000 shares to Mr. Roberts and 6,000 shares to Mr. Hughes. Upon employment with the Company Mr. Hill was granted an award of 2,000 shares of restricted stock on July 25, 1997. The awards of restricted stock vest in equal increments annually on the anniversary date of grant over a three year period, provided the named Executive Officer is still employed by the Company. Dividends are payable on these shares. The closing price of a share of Company Common Stock at the end of 1997 was $38.5625.

(3) On October 23, 1998, Mr. Roberts was granted awards of 36,000 shares of restricted stock and 30,000 shares of restricted stock. The 36,000 share award will vest on October 23, 2005 or earlier in 12,000 share increments if the Company's share price reaches for 15 consecutive trading days $69.75, $93.00 and $116.25, respectively. The 30,000 share award will vest in equal increments annually on the anniversary dates of grant over a three year period. These restricted stock awards to Mr. Roberts only vest if he is still employed by the Company. In addition, Messrs. Hill and Hughes were granted awards of restricted stock on December 16, 1998, attributable to their performances. These awards of 10,000 shares each vest in equal increments annually on the anniversary date of grant over a three year period; provided, the named Executive Officer is still employed by the Company. Dividends are payable on these shares. The closing price of shares of Company Common Stock at the end of 1998 was $41.1875.

(4) Includes all options granted during the year under the 1997 ISP, regardless of whether the options are incentive stock options ("ISOs") or non-statutory stock options ("NSOs"). No stock appreciation rights were granted with these options in 1998.

(5) Includes the Company's contributions allocated to the accounts of the named Executive Officers participating in the following employee benefit plans: the Tandy Stock Plan, Tandy Fund, Tandy Employees Supplemental Stock Plan ("SUP"), Executive Deferred Compensation Plan, Executive Deferred Stock Plan and several deferred compensation agreements. The applicable amounts allocated in 1998 to the named Executive Officers in the Tandy Stock Plan, Tandy Fund, SUP and the deferral plans and agreements, respectively, are: $22,385, $10,338, $25,323 and $26,042 for Mr. Roberts; $7,722, $10,338, $5,886 and $70,528 for Mr.
Christopher; $26,455, $10,338, $22,234 and $20,063 for Mr. Hughes; $14,654,
$10,338, $8,978 and $28,518 for Mr. McClure; $477, $0, $237 and $17,402 for Mr.
Hill; and $3,748, $10,338, $2,927 and $181,569 for Mr. Roach. Amounts do not include amounts payable in the event of a change in control of the Company. See "Change in Control Protections."

(6) Mr. Christopher was appointed by the Board on October 23, 1998, as Executive Vice President of the Company. Prior to his appointment Mr. Christopher was Executive Vice President of the Company's RadioShack division.

(7) Mr. Hill was appointed by the Board on July 25, 1997, as Vice President, Corporate Secretary and General Counsel of the Company and was appointed Senior Vice President of the Company on October 23, 1998.

(8) Mr. Roach retired as CEO on December 31, 1998, and received salary and bonus payments through that date.

                         OPTION GRANTS IN THE LAST YEAR

Options were granted on October 23, 1998, under the 1997 ISP to the Executive Officers named in the Executive Compensation table. The potential value of such options at the specified rates of appreciation is shown in the table below. The 1997 ISP also provides for the grant of restricted stock awards and stock appreciation rights; however, no stock appreciation rights were granted in 1998. Restricted stock awards were authorized in 1998 and granted on October 23, 1998, to one named Executive Officer and on December 16, 1998, to two named Executive Officers.

                                                                                   Potential Realizable
                                                                            Value at Assumed Annual Rates (2)
                                                                       ---------------------------------------------
        (a)                  (b)           (c)            (d)              (e)             (f)              (g)
                                         Options       Exercise
Name and                                 Granted        or Base
Type of                   Options      To Employees      Price         Expiration            5%              10%
Option (1)                Granted(#)  During the Year  ($/Share)          Date              ($)              ($)
                          ----------  ---------------  ---------       ----------        ---------        ----------

Leonard H. Roberts           300,000       15.5          50.00          10/23/2008       9,433,425        23,906,130

David Christopher             50,000        2.6          50.00          10/23/2008       1,572,238         3.984,355

Dwain H. Hughes               50,000        2.6          50.00          10/23/2008       1,572,238         3,984,355

Robert M. McClure             40,000        2.1          50.00          10/23/2008       1,257,790         3,187,484

Mark C. Hill                  40,000        2.1          50.00          10/23/2008       1,257,790         3,187,484

--------------------
(1) All options shown were granted under the 1997 ISP. Generally, no options can be exercised during the 12-month period following the date of grant. ISOs and NSOs become exercisable as to one-third of the amount of shares on each of the next two annual anniversaries after the date of grant with full vesting on the third annual anniversary date except with respect to Mr. Roberts whose options become exercisable as to one-fifth of the amount of shares on each of the next four annual anniversaries after the date of the grant with full vesting on the fifth annual anniversary date. For persons who continue to serve as employees of the Company, ISOs and NSOs expire 10 years from the date of grant under the 1997 ISP. All options were granted at fair market value on the date of grant and will not be repriced except for Mr. Roberts who had 50,000 shares granted at 110% of the fair market value, 50,000 shares at 120% of the fair market value and 50,000 shares at 130% of the fair market value. The exercise price and any tax withholding may be paid by cash or delivery of already owned shares and cash.

(2) The potential gains reported above are net of the option exercise price, but before taxes associated with the exercise. If these gains are achieved, the value of the Company's Common Stock would likewise be increased each year by 5% or 10%, respectively. These gains are calculated based on the stated assumed rates of appreciation each year over the life of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of Company

Common Stock and overall market conditions, as well as the option-holder's continued employment through the option expiration date. The amounts reflected in the table may not necessarily be achieved.

          OPTION EXERCISES IN THE LAST YEAR AND YEAR-END OPTION VALUES

The following table summarizes individual option exercises during the year ended December 31, 1998, by each of the named Executive Officers and the year-end value of the unexercised options. These options were periodically granted between 1985 and 1997.

(a)                           (b)               (c)                     (d)                          (e)
                                                                                                   Value of
                                                                     Number of                   Unexercised
                                                                    Unexercised                  In-The-Money
                            Shares                                  Options at                Options at Year-End
                          Acquired on          Value                 Year-End                       ($)(1)
                            Exercise         Realized                   (#)                        Exercisable
Name                          (#)               ($)          Exercisable     Unexercisable        Unexercisable
                          -----------       ----------       -----------     -------------   -----------------------

Leonard H. Roberts                  0                0           295,753        486,247      5,648,511     2,590,239
David Christopher              38,304        1,218,849           172,113        100,787      3,801,962       636,009
Dwain H. Hughes                 7,565          183,884            88,633         97,702      1,730,456       576,719
Robert M. McClure              96,000        2,314,500            72,273         82,087      1,271,598       504,794
Mark C. Hill                        0                0             7,074         57,926         80,190       209,185
John V. Roach                 430,726       15,753,052           597,254            -0-      9,115,899           -0-

------------------
(1) For purposes of calculating whether an option was "in-the-money" this chart uses the December 31, 1998, average of the high and low trading prices (fair market value) for Company Common Stock of $41.3125.

                      RETIREMENT AND DEFERRED COMPENSATION

THE PLANS

Under the Salary Continuation Plan for Executive Employees of Tandy Corporation and Subsidiaries ("SCP") established in 1979, and the Officers Deferred Compensation Plan ("DCP") established in 1986 (hereinafter collectively the "Plans"), the Committee may select full-time executive employees for participation therein. As of December 31, 1998, a total of 44 executive employees of the Company were participants in one or both of the Plans. The Plans generally provide for the payment of reduced benefits following a participant's early retirement between the ages of 55 and 65, full benefits between the ages of 65 and 70, reduced benefits between the ages of 70 and 75, and for payment of a death benefit to the participant's designated beneficiary in the event of death prior to age 75 during employment. All sums due under the Plans are payable in 120 equal monthly installments to the participant or, in the event of death, to his or her beneficiary. The payments are general obligations of the

Company that are funded in part by life insurance policies owned by the Company which name the Company as beneficiary.

Under the Plans the Committee determines an amount designated herein as the "Retirement Compensation Amount" for each participant. The amount established by the Committee does not necessarily bear any relationship to the participant's present compensation, final compensation or years of service. As of December 31, 1998, the benefit payable to participants upon retirement or death during employment is a function of the "Retirement Compensation Amount" and the age of the participant at death or retirement, as set out in the following table:

   Retirement Compensation                                        Annual Benefit
           Amount                                        Age at Date of Retirement or Death
   -----------------------               ---------------------------------------------------------------------
                                         55 (1)               65 to 70                71(2)              75(2)
                                         -------              --------               -------             -----
            $100,000                     $50,000              $100,000               $80,000             $- 0-
             225,000                     112,500               225,000               180,000               -0-
             237,500                     118,750               237,500               190,800               -0-
             512,500                     256,250               512,500               410,000               -0-

------------------
(1) Proportionately increases from 50% to 100% between age 55 and age 65.

(2) Proportionately decreases from 100% to 0% between age 70 and age 75.

The Retirement Compensation Amount at death during employment or retirement at age 65 for the Executive Officers listed in the Executive Compensation table at December 31, 1998, would have been as follows:

                                                   SCP                  DCP                  Total
                                                 -------             --------              --------

Leonard H. Roberts                                  $-0-             $512,500              $512,500
David Christopher                                100,000              125,000               225,000
Dwain H. Hughes                                      -0-              237,500               237,500
Robert M. McClure                                 75,000              162,500               237,500
Mark C. Hill                                         -0-              100,000               100,000
John V. Roach (1)

------------------
(1) No amounts are furnished for Mr. Roach who retired from the Company on December 31, 1998.

SPECIAL PROVISIONS OF THE SCP

The SCP provides for payments to be made to certain executive employees in the event of their voluntary or involuntary termination of employment following a Change in Control, as defined in a 1984 letter of amendment to the SCP. In the event that the Company experiences a Change in Control, each executive employee who is subject to such letter amendment becomes immediately vested at the age 65 benefit level for a period of three years; and if his or her employment with the Company ceases, whether voluntarily or involuntarily, during this three year period, he or she will receive payments equal to the annual retirement benefit at age 65. Payment is made in 120 equal monthly installments to the participant or to his or her beneficiary.

SPECIAL PROVISIONS OF THE DCP

The DCP provides that for one year following the occurrence of a Change in Control, as defined in the DCP, it shall not be terminated or amended in any way, nor shall the manner in which the DCP is administered be changed in any way which adversely affects the rights of participants or beneficiaries in the DCP. Upon a Change in Control the provisions of the DCP provide that any benefit due under the DCP shall be (1) offset by any outstanding loan of the participant, and (2) forfeited if the participant engages in any activity that is in competition with the Company. Additionally, in the event of a Change in Control, each participant in the DCP becomes immediately vested at the age 65 benefit level and if the participant's employment is terminated for any reason following a Change in Control, the Company must make a lump-sum payment equal to the present value of the age 65 benefit level discounted for interest only at the Pension Benefit Guaranty Company's Immediate Annuity Rate used to value benefits for single-employer plans terminating on the date that the participant's employment was terminated.

                DEFERRED COMPENSATION PLANS AND OTHER AGREEMENTS

The Tandy Corporation Executive Deferred Compensation Plan and the Tandy Corporation Executive Deferred Stock Plan which were effective April 1, 1998, permit Executive employees of the Company to defer, on a pre-tax basis, up to 100% of their base salary and/or bonuses. The major features of these plans are:

     o Deferral of the receipt of up to 100% of certain Executive employee's base salary or bonus;

     o    Deferral of any restricted stock or NSOs that would otherwise vest;

     o Investment of cash deferrals in either Company Common Stock or mutual funds;

     o Company matching payments on salary and bonus as follows: 12% match on salary and bonus deferrals in the form of Company Common Stock and an additional 25% match on salary or bonus deferrals in the form of Company Common Stock if salary and/or bonus deferrals are deferred for more than five years and are invested in Company Common Stock;

     o Selection of a future distribution date to receive the deferrals and matches in either a lump sum or annual installment payments not exceeding 20 years; and

     o In the event the Company experiences a Change in Control, these plans provide that, within two weeks of this event, each Executive employee participant will be paid the full value of his or her accounts in the plans in the form of cash or Company Common Stock of the Company, as the case may be.

Agreement with Mr. Roach. Mr. Roach retired as Chief Executive Officer of the Company and as an officer and director of its subsidiaries on December 31, 1998. Commencing January 1, 1999, Mr. Roach is serving as non-executive Chairman of the Company's Board of Directors and will do so until the Company's Annual Meeting in May, 2000. While serving as non-executive Chairman, Mr. Roach will not receive any Board retainer or meeting fees or be eligible for any bonus payments. During his service on the Board Mr. Roach will be eligible to receive the annual September grant of non-qualified stock options to directors. The Company has agreed to pay Mr. Roach $540,000 per annum for his service as non-executive Chairman; and during this service he will be eligible to participate in the Company's welfare, benefit and deferred compensation plans. Mr. Roach will retire from the Company and as a director upon the Company's May, 2000, Annual Meeting. The Company has increased the annual payment due to Mr. Roach under the SCP and DCP so that Mr. Roach will be entitled to receive $687,500 annually for ten years commencing June 1, 2000. In addition, the Company will continue paying premiums under individual and group life insurance policies until June 1, 2000, and provide third party financial consulting services until December 31, 2001. The Company also has agreed to provide Mr. Roach an office and related administrative services for ten years from January 1, 1999, and excess insurance liability coverage for two years after his departure as a director. As provided under the Company's 1985 Stock Option
Plan and 1993 ISP, the exercisability of 279,847 of Mr. Roach's options to acquire Company Common Stock was accelerated by the Company which resulted in these options being immediately exercisable and 8,000 shares of previously awarded Company Common Stock were provided free of restrictions.

Agreement with Mr. Roberts. Upon Mr. Robert's appointment as Chief Executive Officer of the Company, the Board of Directors determined that it is in the best interests of the Company and its stockholders to provide for an orderly mechanism if Mr. Roberts should leave the employ of the Company. Should Mr. Roberts involuntarily leave the Company under defined circumstances, the Agreement provides salary and bonus payments and acceleration of certain stock awards. In the event Mr. Roberts voluntarily leaves the Company or leaves under other defined circumstances, Mr. Roberts receives no payments or accelerations under the Agreement. In no event would Mr. Roberts receive benefits under both this Agreement and the Termination Protection Agreement described under "Change in Control Protections" in the Proxy Statement.

                          CHANGE IN CONTROL PROTECTIONS

In addition to the change in control protections contained in the DCP, SCP, the Executive Deferred Compensation Plan and the Executive Deferred Stock Plan as described above in "Retirement and Deferred Compensation", the Company has implemented the following additional change in control protections:

Bonus Guarantee Letter Agreements. The Company currently has letter agreements (the "Bonus Guarantee Letter Agreements") with all of the currently serving Executive Officers named in the Executive Compensation table, which provide that, if they are employed by the Company on the date of a "Change in Control" (as defined in the Bonus Guarantee Letter Agreements), then for the fiscal year during which a Change in Control occurs (the "Change in Control Year") they will receive an annual bonus following a Change in Control at least equal to the highest annual bonus paid or payable to them in respect of any of the three full fiscal years ended prior to a Change in Control (i) for the Change in Control Year, provided the Executive Officer remains in the employment of the Company on the last day of the Change in Control Year and (ii) for the fiscal year ended prior to a Change in Control if the amount of their annual bonus for such year has not yet been determined at the time of the Change in Control. The Bonus Guarantee Letter Agreements have an initial term of 24 months, subject to automatic successive one-year extensions unless written notice not to extend is given by the Company at least 90 days prior to any extension. At December 31, 1998, the Company had issued similar bonus guarantee letters to approximately 33 other officers and employees of the Company providing that in the event of a Change in Control each such employee would receive a minimum annual bonus following a Change in Control as provided for in such bonus guarantee letters. Assuming a Change in Control occurred on the date of this Proxy Statement, all of the currently serving named Executive Officers were still employed on that date, and the currently serving named Executive Officers' employment had terminated on that date, it is estimated that the minimum bonuses payable under the Bonus Guarantee Letter Agreements would be approximately $610,000 for Mr. Roberts, $247,953 for Mr. Christopher, $320,000 for Mr. Hughes, $226,425 for Mr. McClure, and $250,000 for Mr. Hill.

Benefit Protections. The Board has included change in control protections in the Tandy Fund, SUP, Tandy Stock Plan, DCP, Post Retirement Death Benefit Plan ("DBP"), 1985 Stock Option Plan, 1993 ISP, 1997 ISP and several other plans.
The DCP and SCP change in control provisions are described above. The Tandy
Fund provides that for a period of one year following a "Change in Control," as defined in such plan, the plan may not be terminated or amended in any way that would adversely affect the computation or amount of, or entitlement to, the benefits under the plan. The SUP and Tandy Stock Plan contain similar protections and also provide that in the event of a "Change in Control," as defined in such plans, the Company may not reduce the level of its contributions to the SUP and Tandy Stock Plan in effect immediately prior to the Change in Control. The Tandy Stock Plan additionally provides that in the event of a Change in Control or a tender offer, other than an issuer tender offer, the Company shall distribute to each participant in the Tandy Stock Plan all Company Common Stock held by the Company which was credited to the participant's account under the Tandy Stock Plan. The change in control provisions of the 1985 Stock Option Plan, 1993 ISP, 1997 ISP and certain agreements issued under these plans provide that all outstanding options become immediately vested and exercisable in the event of a "Change in Control", as defined in such plans. All of the foregoing are referred to herein as the "Benefit Protections."

Termination Protection Agreements. As of December 31, 1998, the Company has entered into Termination Protection Agreements ("Agreements") with all of the currently serving Executive Officers named in the Executive Compensation table and 3 other employees (collectively, the "Executives"). The Agreements (all of which are substantially similar) have an initial term of two years which is automatically extended for successive one-year periods unless terminated by either party. If the employment of any of the Executives is terminated (with certain exceptions) within 24 months following a "Change in Control", as defined in the Agreements, or in certain other instances in connection with a Change in Control, the Executives will be entitled to receive certain cash payments (amounts equal to two times current annual salary and the amount of the bonus guarantee under the Bonus Guarantee Letter Agreement and an amount equal to the contributions that the Company would have made to the Tandy Stock Plan, Tandy Fund and SUP over a 24-month period assuming the foregoing salary and bonus guarantee were used to calculate the Company's contributions), as well as the continuation of fringe benefits (including life insurance, disability, medical, dental and hospitalization benefits) for a period of up to 24 months. Additionally, all restrictions on any outstanding incentive awards, including restricted stock, will lapse; and such awards will become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and the Company will be required to purchase for cash, on demand, any shares of unrestricted stock and shares purchased upon the exercise of options at the then per-share fair market value.

The Agreements also provide that the Company shall make an additional "Gross-Up Payment" (as defined in the Agreements) to the Executives to offset fully the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payment made to any of the Executives arising out of or in connection with the employment of any of the Executives. In addition, the Company will pay all legal fees and related expenses incurred by any of the Executives arising out of employment of any of the Executives or termination of employment under certain circumstances.

Payments Upon A Change In Control. Assuming a Change in Control occurred on the date of this Proxy Statement, all of the currently serving named Executive Officers were still employed on that date, and all of the currently serving named Executive Officers' employment had terminated on that date, the approximate cash payment that would have been made by virtue of all change in control protections implemented by the Company (not including the Gross-Up Payments) to Messrs. Roberts, Christopher, Hughes, McClure and Hill would have been approximately $3,398,254; $1,371,644; $1,607,554; $1,370,744; and
$1,272,410, respectively. The amount of the Gross-Up Payment, if any, to be paid may be substantial and will depend upon numerous factors, including the price per share of Company Common Stock and the extent, if any, that payments or benefits made to the Executives constitute "excess parachute payments" within the meaning of Section 280G of the Code.

Rabbi Trust. In connection with the Benefit Protections, Bonus Guarantee Letter Agreements, the Termination Protection Agreements, and several other plans and agreements, the Company is authorized to enter into a Rabbi Trust, which is intended to be a grantor trust under Section 671 of the Code. The Rabbi Trust may be funded by the Company at any time but is required to be funded upon a "Threatened Change in Control" or upon a "Change in Control" (as such terms are defined in the Rabbi Trust) in an amount sufficient to provide for the payment of all benefits provided under the Agreements, the Bonus Guarantee Letter Agreements, the DCP and the DBP. The Rabbi Trust will also provide funds for litigation on behalf of the participants in such plans to the extent necessary to ensure their rights thereunder. The Rabbi Trust will be a trust of which the Company, for tax purposes, is the beneficiary and the trust assets, as assets of the Company, will be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

                                PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on Company Common Stock against the cumulative total return on the S&P Corporate 500 Stock Index and the S&P Retail Composite Stock Index (assuming $100 was invested on December 31, 1993, in Company Common Stock and in the stocks comprising the S&P Corporate 500 Stock Index and the S&P Retail Composite Stock Index and also assuming the reinvestment of all dividends). The S&P Retail Composite Stock Index, as well as the S&P Corporate 500 Stock Index, include the Company.

The historical stock price performance of Company Common Stock shown on the graph below is not necessarily indicative of future price performance.

Any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this graph and this graph shall not otherwise be deemed filed under such Acts. The Company may, however, specifically incorporate this graph by reference in filings under such Acts.

                                     [GRAPH]

                                               Dec-93      Dec-94       Dec-95      Dec-96       Dec-97       Dec-98
                                               ------      ------       ------      ------       ------       ------
Tandy Corp.                                    100.00      102.59        86.44       93.31       165.71       178.47
                                               ------      ------       ------      ------       ------       ------
S&P 500(R)                                     100.00      101.32       139.37      171.35       228.50       293.79
                                               ------      ------       ------      ------       ------       ------
S&P(R)Retail Stores Composite Index            100.00       91.35       102.37      120.62       174.49       281.50
                                               ------      ------       ------      ------       ------       ------

                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

During the year ended December 31, 1998, the Company paid approximately $320,130 to Texas Christian University ("TCU"), of which Dr. Tucker was the Chancellor until his retirement on June 30, 1998. Dr. Tucker is currently Chancellor Emeritus of TCU. These payments were for administering the Tandy Technology Scholars Program and for various TCU scholarship funds, the English Language Learning Center, advertisements, tickets, seminars, contributions through the Company's matching gift program and amounts paid for TCU promotional items sold though the "Fort Worth Store" in the Fort Worth Outlet Mall, which is operated by the Company.

                                     ITEM 2

              APPROVAL OF COMPENSATION PLAN FOR EXECUTIVE OFFICERS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Section 162(m) of the Internal Revenue Code (the "Code"), and the regulations thereunder (the "Regulations"), provide that a publicly held corporation may not deduct compensation in excess of $1 million paid to the chief executive officer and generally, the four other most highly compensated executive officers, unless such compensation is paid pursuant to qualified performance-based compensation plans approved by the company's stockholders before payment. The Board of Directors is therefore seeking stockholder approval of the Chief Executive Officer's and the Executive Officers' compensation packages for 1999 and subsequent years.

The Committee has approved a Compensation Plan for the Chief Executive Officer and other Executive Officers (collectively or individually "Officer(s)") under which they could each be paid an annual salary and a bonus subject to a maximum. The maximum bonus for any given year is limited to the amount of each Officer's salary for that year.

Effective with the beginning of 1999 and each subsequent year, the Committee may adjust the annual salary of the Officers. Downward adjustments are not limited. Upward adjustments by the Committee would be based on its subjective evaluation of the Company's progress, the performance of the individual Officer and the pay levels of comparable officers at other similar companies.

The amount of the bonus for each year would be computed using a formula based on changes in Tandy's operating income (before income taxes), earnings per share and stock price. The amount of the 1999 bonus would be the sum of the following numbers:

     (a) a number equal to the percentage increase in the Company's income from operations (before income taxes) in 1999 over income from operations (before income taxes) in 1998, multiplied by a factor selected by the Committee, subject to the limitation that no bonus will be paid with respect to an increase in operating income unless the increase exceeds a minimum threshold selected by the Committee;

     (b) a number equal to the percentage increase in the Company's earnings per share in 1999 over earnings per share in 1998, multiplied by a factor selected by the Committee, subject to the limitation that no bonus will be paid with respect to an increase in earnings per share unless the increase exceeds a minimum threshold selected by the Committee;

     (c) a number equal to the percentage increase in the Company's stock price, based on a comparison of the average closing price for the current calendar year and the average closing price for the previous calendar year, multiplied by a factor selected by the Committee, subject to the limitation that no bonus will be paid with respect to a Company stock price increase unless the increase exceeds a minimum threshold selected by the Committee; and

     (d) a number equal to a percentage, selected by the Committee, of base salary if the Company's annual average stock price performance exceeds the annual average stock price performance of the peer group of companies which are part of the S&P Retail Stores Composite Index.

Bonuses in subsequent years would be computed in accordance with the same formula, except that the Committee would have the discretion to adjust the multipliers and minimum thresholds based on the Company's progress, the performance of the individual Officer and pay levels at the group of similar peer companies.

As indicated above, bonuses for a given year would never be permitted to exceed the applicable base salary for that year. In addition, no bonus would be payable unless it exceeded a minimum percentage of the base salary specified by the Committee.

If an Officer is terminated by the Company, he or she will forfeit his or her right to receive a bonus except as otherwise may be provided in an agreement with the Company or in the sole discretion of the Company. If he or she retires or dies before the end of a year, the Officer will receive a bonus for the year in which he or she retires or dies based on results for the period through the end of the month preceding death or retirement. If an Officer's duties change, the Compensation Plan is subject to revision or termination by the Company.

The Committee expects to grant options to the Officers during 1999 and each subsequent year. These options will be granted under existing plans of the Company. The amount of the stock option awards will be based on the Committee's subjective evaluation of the Company's progress and the Officer's performance. They will also receive the other benefits described in the "All Other Compensation" column of the table found in the "Executive Compensation" section of this Proxy Statement.

The Committee believes that the Compensation Plan for the Officers is consistent with its overall compensation policy, and will effectively serve the goals of its executive compensation program. The Committee further believes, based on its review of surveys of pay practices at retailing, electronics and other companies conducted by a compensation and benefits consulting firm, as well as other general pay surveys, that the proposed Compensation Plan is commensurate with the compensation packages for executive officers of similar companies. The bonus formula links the Officers' bonuses closely to the financial interests of the Company's stockholders, by rewarding them only if there are significant improvements in the Company's operating income, earnings per share or stock performance. The bonus formula has sharp focus on increasing stockholder value and encouraging effective management of the Company.

A favorable vote of a majority of the stockholders present at the meeting in person or by proxy is required for approval of the Compensation Plan for the Executive Officers. If the Plan is not approved, the Board of Directors intends to reexamine its compensation plan for the Officers, with a view to developing a plan that maintains their compensation at competitive levels and provides appropriate incentives. In this event, the Committee will not be constrained necessarily by how much compensation is deductible for federal income tax purposes and as such will not make compensation decisions based solely on the deductibility of compensation.

The Board of Directors recommends a vote "FOR" the proposal to approve the Compensation Plan for Executive Officers. Proxies solicited by the Board of Directors will be so voted unless stockholders otherwise specify in their proxies.

                             INDEPENDENT ACCOUNTANTS

The Board has selected PricewaterhouseCoopers LLP, which has audited the Company's and its predecessor's books annually since 1899, as independent accountants for 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with an opportunity to make a statement and/or respond to appropriate questions.

                       VOTING RIGHTS AND PROXY INFORMATION

Only holders of record of shares of the Company's Common Stock and the Company's TESOP Stock as of the Annual Meeting Record Date will be entitled to notice of, and to vote at, the Annual Meeting and at any resumption of the Annual Meeting after adjournment or postponement thereof. The holders of shares of Company Common Stock are entitled to one vote per share (a "Common Stock Vote") on any matter which may properly come before the Annual Meeting. The holders of TESOP Stock are entitled to 43.536 Common Stock Votes per share.

As of the Annual Meeting Record Date the total number of Common Stock Votes represented by the voting securities of the Company entitled to vote were 100,237,898. Specifically, there were 96,920,455 shares of Company Common Stock outstanding, representing 96,920,455 Common Stock Votes; and 76,200 shares of TESOP Stock outstanding, representing 3,317,443 Common Stock Votes.

As of the Annual Meeting Record Date a total of 76,200 shares of TESOP Stock were held in the Tandy Fund. Each participant in the Tandy Fund is entitled to direct the Tandy Fund Trustee with respect to the voting of the TESOP Stock allocated to his or her account. If a participant does not direct the Tandy Fund Trustee with respect to the voting of the TESOP Stock, the Trustee will vote such securities in the same proportion as other participants who have directed the Trustee with respect to allocated shares. The Trustee will also vote all unallocated TESOP Stock held by the Tandy Fund in such proportion.

The presence, either in person or by properly executed proxy, of the holders of a majority of the Common Stock Votes as of the Annual Meeting Record Date is necessary to constitute a quorum at the Annual Meeting. Shares held by holders who are either present in person or represented by proxy who abstain will be treated as present for quorum purposes on all matters.

The affirmative vote of a plurality of the Common Stock Votes entitled to vote and represented in person or by properly executed proxy at the Annual Meeting is required to approve the election of each of the Company's nominees for election as a director. With respect to the election of directors, shares that abstain will be included in the vote total as withholds (i.e., votes against the Company's nominees for election).

The affirmative vote of a majority of the Common Stock Votes entitled to vote and represented in person or by properly executed proxy at the Annual Meeting is required to approve all matters other than the election of directors. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a majority vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Company Common Stock who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

All voting securities that are represented at the Annual Meeting by properly executed proxies received by the Corporate Secretary prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's nominees for election as directors of the Company and FOR the Approval of the Compensation Plan for Executive Officers.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same voting securities and delivering it to the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting, filing a written revocation of proxy and voting in person (attendance at the Annual Meeting and voting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy or subsequent proxies should be received by mail or other method of delivery or hand delivered to Tandy Corporation, Attention: Ms. Carolyn Hoopes, Assistant Corporate Secretary, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102-2818.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Company Common Stock, Restricted Company Common Stock and TESOP Stock, and will reimburse them for their expenses in so doing. In addition, the Company may engage D.F. King & Co., Inc., for a fee anticipated not to exceed $9,500 plus out-of-pocket expenses, to provide proxy services. Certain directors, officers and other employees of the Company may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

                               NO APPRAISAL RIGHTS

Stockholders of the Company will not be entitled to appraisal rights under Delaware corporation law in connection with the vote on the nominees for directors or the Compensation Plan for Executive Officers.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS
                    FOR DIRECTORS FOR THE 2000 ANNUAL MEETING

In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 2000 Annual Meeting of Stockholders of the Company, which is now scheduled to be held on May 18, 2000, such proposals must be received by the Corporate Secretary of the Company by December 8, 1999.

Stockholders who wish to nominate persons for election as directors at the 2000 Annual Meeting, which is now scheduled to be held on May 18, 2000, must give notice of their intention to make a nomination in writing to the Corporate Secretary of the Company on or before February 21, 2000. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as director of the Company if so elected.

                                  ANNUAL REPORT

A copy of the Company's Annual Report for the year ended December 31, 1998, is being mailed to stockholders with this Proxy Statement. Stockholders who do not receive a copy of such Annual Report may obtain a copy without charge by writing or calling Shareholder Services, Tandy Corporation, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102-2818, telephone number
(817)415-3022.

                                  OTHER MATTERS

As of the date of this Proxy Statement, management of the Company has no knowledge of any other business to be presented to the meeting. If other business is properly brought before the meeting, the persons named in the Proxy will vote according to their discretion.

                                                              TANDY CORPORATION
April 6, 1999                                                 Fort Worth, Texas

--------------------------------------------------------------------------------

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT

         Tandy Corporation's 1999 Annual Meeting of Stockholders will be held at the Worthington Hotel, 200 West Second Street, Fort Worth, Texas 76102, on Thursday, May 20, 1999, at 10:00 a.m. To ensure that your shares are voted at the meeting, please complete the proxy card, detach at the perforation and return to the tabulating agent in the enclosed envelope.

--------------------------------------------------------------------------------













                                  DETACH HERE


                                     PROXY


                               TANDY CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 20, 1999


The undersigned hereby appoints Leonard H. Roberts, Ronald E. Elmquist, James I. Cash, Jr. and William E. Tucker, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of the Corporation held by the undersigned at the Annual Meeting of Stockholders of Tandy Corporation at Fort Worth, Texas on May 20, 1999, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. If no directions are given, this Proxy will be voted "FOR" Items 1 and 2.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE - NO BOXES NEED TO BE CHECKED.


-----------                                                          -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

TANDY CORPORATION

100 THROCKMORTON STREET SUITE 1800
POST OFFICE BOX 17180
FORT WORTH, TEXAS 76102-0180




















                                  DETACH HERE


         PLEASE MARK
   [X]   VOTES AS IN
         THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1. Election of Directors                                                 2. Compensation Plan for Executive  FOR   AGAINST   ABSTAIN
   NOMINEES: Frank J. Belatti, James I. Cash, Jr., Ronald E. Elmquist,      Officers                         [ ]     [ ]       [ ]
   Lewis F. Kornfeld, Jr., Jack L. Messman, William G. Morton, Jr.,
   Thomas G. Plaskett, John V. Roach, Leonard H. Roberts, Alfred J. Stein,
   William E. Tucker, Edwina D. Woodbury

              FOR                             WITHHELD
              ALL      [ ]             [ ]    FROM ALL
            NOMINEES                          NOMINEES


 [ ]
     ----------------------------------------------------
     For all nominees except those written on line above.


                                                                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]



                                                                         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY,
                                                                         DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
                                                                         ENVELOPE.


Signature:                                Date:                          Signature:                                 Date:
          -------------------------------      -------------                       --------------------------------      -----------